EXHIBIT 5.1

STROOCK

December 29, 2003

Systemax Inc.
11 Harbor Park Drive
Port Washington, NY 11050

Ladies and Gentlemen:

We have acted as counsel to Systemax Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the proposed issuance of up to 5,000,000 shares (the “Original Shares”) of the Common Stock, $0.01 par value (the “Common Stock”) of the Company, pursuant to the Systemax Inc. 1999 Long-Term Stock Incentive Plan (the “Plan”), and such additional shares (the “Additional Shares”) as may be issued pursuant to the antidilution provisions of the Plan. The Original Shares and the Additional Shares are hereinafter referred to together as the “Shares.”

As such counsel, we have examined copies of the Certificate of Incorporation and By-Laws of the Company, each as amended to the date hereof, the Registration Statement, the Plan and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents, and have made such examinations of law, as we have deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued under the circumstances contemplated in the Registration Statement and the Plan, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Stroock & Stroock & Lavan LLP

STROOCK & STROOCK & LAVAN LLP